Exhibit 99.01

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+1 714 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com
EMULEX ANNOUNCES FIRST QUARTER FISCAL 2012 RESULTS
Net Revenues Grow 15% and Non-GAAP Net Income Increases 20% Year-Over-Year
COSTA MESA, Calif., October 27, 2011 — Emulex Corporation (NYSE:ELX) today announced results for its first quarter of fiscal 2012, which ended on October 2, 2011.
First Quarter Financial Highlights
•	Total net revenues of $118.4 million, an increase of 15% year-over-year
•	Announced new product lines that are better aligned with our addressable markets See accompanying financial data for 5 quarters of historical results
•	Network Connectivity Products (NCP) net revenues of $86.6 million, or 73% of total net revenues, an increase of 14% year-over-year
•	10Gb/s Ethernet (10GbE) products totaled approximately 16% of net revenues
•	Storage Connectivity Products (SCP) net revenues of $23.9 million, or 20% of net revenues, an increase of 11% year-over-year
•	Advanced Technology and Other Products, (ATP) net revenues of $7.9 million or 7% of net revenues, an increase of 50% year-over-year
•	GAAP gross margins of 55% and non-GAAP gross margins of 63%
•	GAAP operating loss of $5.9 million, or 5% of total net revenues, and non-GAAP operating income of $12.5 million, or 11% of total net revenues
•	GAAP net loss of $7.2 million and non-GAAP net income of $11.8 million
•	GAAP loss per share of $0.08 and non-GAAP diluted earnings per share of $0.13
•	Cash, cash equivalents and investments at the end of the quarter of $171.2 million

•	2.9 million shares were repurchased during the quarter using approximately $20 million of cash

FY’12 Q1 Earnings Results
October 26, 2011

First Quarter Business Highlights
•
Emulex achieved the largest year-over-year 10Gb Ethernet (10GbE) revenue share gain, closing the gap on the #1 supplier in the overall 10GbE market, according to the Dell’Oro Group and Crehan Research and was ranked:

•	#1 in 10GbE LOM revenue and ports, according to Crehan Research

•	#1 in FCoE revenue and ports with 30% market share and 80% of the port shipments, according to Crehan Research
•
Together with Dell, Emulex announced the addition of iSCSI over Data Center Bridging (DCB) technology to its OneConnect® 10GbE Universal Converged Network Adapters (UCNAs) which provide 10GbE iSCSI network convergence with reduced latency and enterprise-class performance and reliability

•
Emulex introduced its new Universal Multi-Channel technology for open systems solutions, which allows data centers to optimally allocate 10GbE bandwidth for virtualized servers, providing greater cost savings through reduced capital expenditures

•	Emulex’s OneConnect UCNAs received the 2011 XChange XCellence Award in the category of ‘Breakthrough Technology Vendor’
•
Emulex announced its LightPulse® 16Gb Fibre Channel (16GFC) Host Bus Adapter (HBA), based on the XE201 I/O Controller (IOC), which is the only 16GFC adapter that delivers over one million I/O per second (IOPS) on a single port

•	Emulex’s XE201 IOC received the 3rd Annual Golden Bridge Award in the category of ‘Innovation in Information Technology: Convergence’
•	As part of Emulex’s ongoing efforts to optimize operations and focus on centers of excellence, we opened an expanded design center in Austin, Texas, responsible for Ethernet ASIC development

FY’12 Q1 Earnings Results
October 26, 2011

Financial Results
In the first quarter, total net revenues increased 15% from the comparable quarter of last year, reaching $118.4 million. The first quarter net loss on a GAAP basis was $7.2 million, or $0.08 per share, compared to a GAAP net loss of $15.7 million, or $0.18 per share reported in Q4 of fiscal 2011, and a GAAP net loss of $8.6 million, or $0.10 per share, in Q1 of fiscal 2011. Non-GAAP net income for the first quarter was $11.8 million, or $0.13 per diluted share, representing a 20% increase from the $9.9 million reported in the comparable quarter of the last fiscal year, and a decrease of 18% from the $14.4 million reported in the immediately preceding quarter. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.
CEO Jim McCluney commented, “Exceeding the high-end of revenues and earnings guidance was a terrific start to our new fiscal year. With year-over-year increases on the top line of 15%, and non-GAAP net income of 20%, we met our goal of delivering better than industry revenue growth, with even greater earnings growth,” continued McCluney.
“Looking forward into the second quarter, we are diligently focused on managing through any temporary supply issues resulting from the recent Thailand flooding, while once again working to deliver strong year—over-year revenue and earnings performance,” McCluney concluded.
Business Outlook
Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including uncertainty related to the macro IT spending environment, the timing of new server launches by our customers, and the ultimate impact of the flooding in Thailand on product availability, and the results and related costs of ongoing patent litigation, Emulex is providing guidance for its second fiscal quarter ending January 1, 2012. For the second quarter of fiscal 2012, Emulex is forecasting total net revenues in the range of $121-$127 million. The Company expects non-GAAP earnings per diluted share could amount to $0.17-$0.20 in the second quarter. On a GAAP basis, Emulex expects earnings per diluted share of $0.08-$0.11 in the second quarter. GAAP estimates for the second quarter reflect approximately $0.09 per diluted share in expected charges arising primarily from amortization of intangibles and stock-based compensation.

FY’12 Q1 Earnings Results
October 26, 2011

About Emulex
Emulex, the leader in converged networking solutions, provides enterprise-class connectivity for servers, networks and storage devices within the data center. The Company’s product portfolio of Fibre Channel host bus adapters, network interface cards, converged network adapters, controllers, embedded bridges and switches, and connectivity management software are proven, tested and trusted by the world’s largest and most demanding IT environments. Emulex solutions are used and offered by the industry’s leading server and storage OEMs including, Cisco, Dell, EMC, Fujitsu, Hitachi, Hitachi Data Systems, HP, Huawei, IBM, NEC, NetApp and Oracle. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. Emulex is listed on the New York Stock Exchange (NYSE:ELX). News releases and other information about Emulex is available at www.Emulex.com.
Note Regarding Non-GAAP Financial Information
To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the first fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.

FY’12 Q1 Earnings Results
October 26, 2011

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.
Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.
Site closure related expenses. We have recognized expenses related to closure and consolidation of certain facilities. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.
Patent damages finding. We believe that exclusion of charges related to the patent damages finding is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as this amount relates to a judgment in litigation and does not reflect a continuing cost of operating our core business. In this regard, we note that expenses of this type are infrequent in nature.
Mark-up to fair value of inventory acquired in the ServerEngines acquisition and subsequently sold. At the time of an acquisition, the inventory of the acquired company is recorded at fair value and subsequently expensed as sold. We believe that the mark-up on acquired inventory does not constitute part of our core business because it generally represents costs incurred by the acquired company prior to acquisition and as such they are effectively part of transaction costs rather than ongoing costs of operating our core business. In this regard, we note that once the acquired inventory is consumed the mark-up will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time.
Broadcom’s unsolicited takeover proposal and related litigation costs. We believe that exclusion of charges related to Broadcom’s unsolicited takeover proposal and related litigation costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. We believe such costs are generally unrelated to our core business and/or infrequent in nature.

FY’12 Q1 Earnings Results
October 26, 2011

Fair value adjustments on assets. We have recognized a fair value adjustment in connection with a loan made to ServerEngines prior to the acquisition. We believe that exclusion of this adjustment is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that adjustments of this type are infrequent in nature.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the effects of ongoing lawsuits, such as the action brought by Broadcom, which present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights and/or monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, and diversion of management’s attention from other business matters. Such potential risks also include, with respect to the Broadcom litigation, the ability to make design change implementations, the availability of customer resources to complete any re-qualification or re-testing that may be needed, and the ability to maintain favorable working relationships with Emulex suppliers of SerDes modules. In addition, the fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. The current economic downturn and the resulting disruptions in world credit and equity markets that are creating economic uncertainty for our customers and the storage networking market as a whole has and could continue to adversely affect our revenues and results of operations. Furthermore, the effect of any actual or potential unsolicited offers to acquire us may have an adverse effect on our operations. As a result of this uncertainty, we are unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: faster than anticipated decline in the storage networking market; slower than expected growth of the storage networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and

FY’12 Q1 Earnings Results
October 26, 2011

the effects of the loss of, or decrease or delays in orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the storage technology market; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effect of acquisitions; the effects of terrorist activities; natural disasters, such as the earthquake and resulting tsunami off the coast of Japan in March 2011 and the significant flooding in various parts of Thailand in October 2011, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”
This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

FY’12 Q1 Earnings Results
October 26, 2011

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended
	October 2,	September 26,
	2011	2010

Net revenues	$118,397	$103,097

Cost of sales:
Cost of goods sold	44,252	39,801
Amortization of core and developed technology intangible assets	8,574	6,399

Cost of sales	52,826	46,200

Gross profit	65,571	56,897

Operating expenses:
Engineering and development	43,275	38,264
Selling and marketing	14,617	12,709
General and administrative	11,865	17,619
Amortization of other intangible assets	1,762	2,344

Total operating expenses	71,519	70,936

Operating loss	(5,948)	(14,039)

Nonoperating income (loss):
Interest income	23	21
Interest expense	(2)	(375)
Other income (expense), net	401	(153)

Total nonoperating income (loss)	422	(507)

Loss before income taxes	(5,526)	(14,546)

Income tax provision (benefit)	1,633	(5,922)

Net loss	$(7,159)	$(8,624)

Net loss per share:
Basic	$(0.08)	$(0.10)

Diluted	$(0.08)	$(0.10)

Number of shares used in per share computations:
Basic	86,863	82,321

Diluted	86,863	82,321

FY’12 Q1 Earnings Results
October 26, 2011

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	October 2,	July 3,
	2011	2011
Assets

Current assets:
Cash and cash equivalents	$110,823	$131,160
Investments	52,744	37,025
Accounts receivable, net	79,059	74,147
Inventories	17,035	20,508
Prepaid income taxes	11,363	12,709
Prepaid expenses and other current assets	11,178	9,684
Deferred income taxes	11,877	16,919

Total current assets	294,079	302,152

Property and equipment, net	62,925	64,095
Intangible assets, net	302,555	312,892
Investments	7,605	15,165
Other assets	8,219	8,535

	$675,383	$702,839

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$30,345	$29,043
Accrued liabilities	41,967	42,199

Total current liabilities	72,312	71,242

Other liabilities	3,329	3,344
Deferred income taxes	9,956	11,362
Accrued taxes	28,200	28,200

Total liabilities	113,797	114,148

Total stockholders’ equity	561,586	588,691

	$675,383	$702,839

FY’12 Q1 Earnings Results
October 26, 2011

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Net Revenue by Product Lines:
Network Connectivity Products (NCP) primarily consist of Fibre Channel LightPluse® and Ethernet OneConnect® standup HBAs, mezzanine cards, I/O ASICs, ULOMs, and UCNAs to provide server Input/Output (I/O) and target storage array connectivity to enable servers to reliably and efficiently connect to Local Area Networks, Storage Area Networks and Network Attached Storage by offloading data communication processing tasks from the servers as information is delivered and sent to the network.
Storage Connectivity Products (SCP) include our InSpeed®, FibreSpy®, switch-on-a-chip (SOC), bridge and router products. SCP are deployed inside storage arrays, tape libraries, and other storage appliances to connect storage controllers to storage capacity, delivering improved performance, reliability, and connectivity.
Advanced Technology and Other Products (ATP) primarily consists of our Integrated Baseboard Management Controllers (iBMC), our One Command Vision products, as well as some legacy and other products and services.

	Q1 FY	Q4 FY	Q3 FY	Q2 FY	Q1 FY
	2012	2011	2011	2011	2011	% Change
($000s)	Revenues	Revenues	Revenues	Revenues	Revenues	Q1 vs Q1

Network Connectivity Products	$86,589	$94,306	$83,893	$92,256	$76,210	14%
Storage Connectivity Products	23,882	20,716	21,012	16,691	21,605	11%
Advanced Technology and Other Products	7,926	8,344	7,177	5,051	5,282	50%

Total net revenues	$118,397	$123,366	$112,082	$113,998	$103,097	15%

	% Total	% Total	% Total	% Total	% Total
	Revenues	Revenues	Revenues	Revenues	Revenues

Network Connectivity Products	73%	76%	75%	81%	74%
Storage Connectivity Products	20%	17%	19%	15%	21%
Advanced Technology and Other Products	7%	7%	6%	4%	5%

Total net revenues	100%	100%	100%	100%	100%

FY’12 Q1 Earnings Results
October 26, 2011

Historical Net Revenues by Channel and Territory:

	Q1 FY		Q1 FY
	2012	% Total	2011	% Total
($000s)	Revenues	Revenues	Revenues	Revenues	% Change

Revenues from OEM customers	$104,036	88%	$86,306	84%	21%
Revenues from distribution	14,316	12%	16,774	16%	-15%
Other	45	nm	17	nm	nm

Total net revenues	$118,397	100%	$103,097	100%	15%

Asia-Pacific	$66,663	56%	$43,427	42%	54%
United States	32,648	28%	33,420	33%	-2%
Europe, Middle East and Africa	18,875	16%	24,752	24%	-24%
Rest of world	211	nm	1,498	1%	nm

Total net revenues	$118,397	100%	$103,097	100%	15%

nm — not meaningful
Summary of Stock-Based Compensation:

	Three Months Ended
	October 2,	September 26,
($000s)	2011	2010

Cost of sales	$452	$446
Engineering and development	2,835	6,088
Selling and marketing	1,086	1,065
General and administrative	2,067	7,703

Total stock-based compensation	$6,440	$15,302

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin:

	Three Months Ended
	October 2,	September 26,
	2011	2010

GAAP gross margin	55.4%	55.2%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.4%	0.4%
Amortization of intangibles	7.2%	6.2%
Site closure related expenses	0.1%	—
Patent damages finding	0.3%	—
Additional cost on sell through of stepped up inventory	—	0.3%

Non-GAAP gross margin	63.4%	62.1%

FY’12 Q1 Earnings Results
October 26, 2011

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:

	Three Months Ended
	October 2,	September 26,
($000s)	2011	2010

GAAP operating expenses, as presented above	$71,519	$70,936

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(5,988)	(14,856)
Amortization of other intangibles	(1,762)	(2,344)
Site closure related expenses	(1,158)	—
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	(1,321)

Impact on operating expenses	(8,908)	(18,521)

Non-GAAP operating expenses	$62,611	$52,415

Reconciliation of GAAP Operating Loss to Non-GAAP Operating Income:

	Three Months Ended
	October 2,	September 26,
($000s)	2011	2010

GAAP operating loss as presented above	$(5,948)	$(14,039)

Items excluded from GAAP operating loss to calculate non-GAAP operating income:
Stock-based compensation	6,440	15,302
Amortization of intangibles	10,336	8,743
Site closure related expenses	1,284	—
Patent damages finding	388	—
Additional cost on sell through of stepped up inventory	—	292
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	1,321

Impact on operating loss	18,448	25,658

Non-GAAP operating income	$12,500	$11,619

FY’12 Q1 Earnings Results
October 26, 2011

Reconciliation of GAAP Net Loss to Non-GAAP Net Income:

	Three Months Ended
	October 2,	September 26,
($000s)	2011	2010

GAAP net loss as presented above	$(7,159)	$(8,624)

Items excluded from GAAP net loss to calculate non-GAAP net income:
Stock-based compensation	6,440	15,302
Amortization of intangibles	10,336	8,743
Site closure related expenses	1,284	—
Patent damages finding	388	—
Additional cost on sell through of stepped up inventory	—	292
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	1,321
Fair value adjustments on assets	—	353
Income tax effect of above items	534	(7,515)

Impact on net loss	18,982	18,496

Non-GAAP net income	$11,823	$9,872

Reconciliation of GAAP Diluted Loss Per Share to Non-GAAP Diluted Earnings Per Share:

	Three Months Ended
	October 2,	September 26,
(shares in 000s)	2011	2010

GAAP diluted loss per share as presented above	$(0.08)	$(0.10)

Items excluded from diluted GAAP loss per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.08	0.16
Amortization of intangibles	0.12	0.05
Site closure related expenses	0.01	—
Patent damages finding	0.00	—
Additional cost on sell through of stepped up inventory	—	0.00
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	0.01
Fair value adjustments on assets	—	0.00

Impact on diluted loss per share	0.21	0.22

Non-GAAP diluted earnings per share	$0.13	$0.12

Diluted shares used in non-GAAP per share computations	88,780	83,614

FY’12 Q1 Earnings Results
October 26, 2011

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
January 1, 2012

Non-GAAP diluted earnings per share guidance	$0.17 - $0.20

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Stock-based compensation	0.04
Amortization of intangibles	0.05

GAAP earnings per share guidance	$0.08 - $0.11